Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2004, in the Registration Statement (Amendment No. 2 to Form S-4 No. 333-112528) and related Prospectus of Vought Aircraft Industries, Inc. dated May 7, 2004.

Fort Worth, Texas

May 3, 2004